Foldera Appoints New Chief Executive Officer

Current Chief Operating Officer, Hugh Dunkerley, named as President & CEO

HUNTINGTON BEACH, Calif.--(November 1, 2007)--Foldera(TM), Inc. (OTCBB:FDRA - News), a next-generation information organizer and messaging/collaboration service, today announced that its Board of Directors has appointed Hugh Dunkerley to serve as the company’s president and chief executive officer.

Dunkerley replaces Richard Lusk, who remains as chairman and the company’s second largest stockholder. “As we move into the next phase of Foldera’s growth it made sense for me to step down and turn over the day-to-day operating activities of the company to Hugh Dunkerley, who is an internationally experienced executive having proved himself both prior to, and since joining Foldera,” said Lusk. “Hugh joined the company in June 2006 as the vice president of Corporate Finance and since July 2007 has served as the company’s chief operating officer, combining his financial and software development experience with a strong track record of executive leadership and significant personal qualities.”

“On behalf of the Board of Directors, we are extremely pleased that Hugh has accepted this important position and we look forward to his leadership role in accelerating the development and execution of the company’s strategic plans going forward,” said Danilo Cacciamatta, one of Foldera’s independent directors. “In addition, the Board wishes to thank Richard for his dedication, passion and vision for the Foldera application and delivering a beta solution to customers,” said Mr. Cacciamatta.

“Becoming CEO of Foldera at this critical juncture is a tremendous opportunity. I am grateful for the confidence and support that the Board and Senior Executive Management team are showing in me through my new appointment” said Dunkerley. “I look forward to capitalizing on and repositioning our efforts to date in order to meet any challenges and opportunities that lie ahead.”

In other news, the company confirmed that it has finalized a partnership agreement with a major European Internet Service Provider to launch the Foldera service in Europe. Under the terms of the agreement, Foldera will deliver the service to third-party Telcos, ISPs and Portals and their subscribers using a Software-as-a-Service (SaaS) delivery model. This approach eliminates the need for the service providers who resell Foldera to build out infrastructure, develop software or host the Foldera service themselves. The company’s new partner currently manages 12 millions email accounts, delivers broadband internet services to more than 3 million customers and hosts important portals generating over 18 million unique users. "This partnership gives us the credibility we need to be able to work with other large companies and provides us with a much wider reach to customers in Europe,” said Mr. Dunkerley.

Business owners wanting to experience the power of Foldera in their business should register for a beta account at http://www.foldera.com.

About Foldera(TM), Inc.

Foldera(TM) is the secure and easy-to-use service that instantly organizes workflow. Foldera combines web-based email, a file manager, a task manager, a calendar, a contact manager, and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera also has the unique ability to instantly sort and file your sent and incoming email, files, tasks, and events into folders, on a project-by-project basis, chronologically and in real time.

Foldera expects to generate revenues from the sale of services such as extra data storage, premium service offerings and support plans. Founded in 2001, Foldera is a publicly traded company (OTCBB:FDRA - News), headquartered in Huntington Beach, Calif.

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words "intend," "believe," "will," "may," "could," "expect," "anticipate," "plan," "possible" and similar terms. Actual results could differ materially from the results implied by the forward-looking statements due to a variety of factors, many of which are discussed throughout this press release and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

•	the ability to finance our activities and maintain financial liquidity;

•	unexpected resistance to the adoption of our product offering;

•	changes in consumer preferences or trends;

•	competitive offerings; and,

•	the ability to develop a strong brand identity.

Contact: Foldera, Inc.
Ken Loyd, 714-766-8717
kloyd@foldera.com